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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Spigadoro, Inc. (formerly IAT Multimedia, Inc.) on Form S-3 of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K/A of Spigadoro, Inc. (formerly IAT Multimedia, Inc.) for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


Parsippany, New Jersey
September  15 , 2000